Exhibit 99(ii)






INDEPENDENT AUDITORS' REPORT

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries (the "Company") as of December 29, 1995 and December 30, 1994 and for each of the three years in the period ended December 29, 1995 and have issued our report thereon dated February 26, 1996. Such financial statements and our report, included herein as part of Exhibit 99(i) to the Company's Current Report on Form 8-K dated March 12, 1996, are included in the Company's 1995 Annual
Report to Stockholders.

We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Merrill Lynch & Co., Inc. and subsidiaries as of December 31, 1993, December 25, 1992 and December 27, 1991 and the related statements of consolidated earnings, changes in consolidated stockholders' equity and consolidated cash flows for each of the two years in the period ended December 25, 1992 (none of which are presented or incorporated by reference herein); and we expressed unqualified opinions on those financial statements. In our opinion, the information set forth in the Selected Financial Data under the captions Operating Results, Financial Position and Common Share Data, included herein as part of Exhibit 99(i), is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.


/s/ Deloitte & Touche LLP

New York, New York
February 26, 1996